Exhibit 10.10

OFFICER AGREEMENT

This Officer Agreement (this “Agreement”), effective as of October 31, 2025 (the “Effective Date”), is made by and among Safeguard Acquisition Corp., a Cayman Islands company (the “Company”), Robert M. Tarola (“Mr. Tarola”), and Right Advisory LLC (“Right Advisory”) as the employer of Mr. Tarola. The Company, Mr. Tarola and Right Advisory may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, Mr. Tarola is an executive possessing special knowledge, abilities, and experience regarding the Business of the Company.

WHEREAS, the Company desires to engage Mr. Tarola to consult with and perform services as an independent contractor for the Company, and Mr. Tarola desires to provide such services to the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Service Period. The Company hereby engages Mr. Tarola, and Mr. Tarola hereby accepts such engagement, as an independent contractor, and not as an employee, to render services to the Company until the consummation of an initial business combination of the Company, unless earlier terminated pursuant to Section 2 (“Service Period”).

2. Termination. Either Party may terminate Mr. Tarola’s engagement and the Service Period at any time for any reason. On (and following) the termination of this Agreement by either Party, the Company and Mr. Tarola will have no further obligations to each other under this Agreement, except as such post-termination obligations may be explicitly set forth herein.

3. Advisory Services. During the Service Period, Mr. Tarola shall render the following services to the Company and such other services as the Company requests (the “Advisory Services”): (a) service by Mr. Tarola to the Company as its Chief Financial Officer along with all the duties and responsibilities customarily attendant to that office, including those duties associated with the US Securities and Exchange Commission’s (the “SEC”) roles of “Principle Financial Officer” and “Principle Accounting Officer”; (b) service by Mr. Tarola to the Company as a director, and (c) advising the Company by identifying potential acquisition targets, including by providing strategic rationales/investment theses for potential initial business combinations and assisting in business and industry due diligence. Mr. Tarola will report to Mark Gottfredson as Chief Executive Officer of the Company.

4. Compensation. As sole consideration for Mr. Tarola’s Advisory Services to the Company and in connection with the Company’s initial public offering (the “IPO”), Right Advisory (and Mr. Tarola as President) received 25,000 Class B ordinary shares, par value $0.0001 per share, from Safeguard Acquisition Management LLC (the “Sponsor”). Mr. Tarola acknowledges and agrees that, other than the foregoing equity issuance, Mr. Tarola will not be entitled to, and will not receive, any other compensation, fees, equity, bonus, severance, benefits, expense reimbursement, or other remuneration of any kind from the Company, the Sponsor, or any of their respective affiliates in respect of the Advisory Services.

5. Benefits; Reimbursement. Mr. Tarola shall not be entitled to any fringe benefits, perquisites or other employee benefits from the Company. The Company shall reimburse Mr. Tarola for all reasonable and documented out-of-pocket expenses incurred by Mr. Tarola in the course of performing services under this Agreement.

6. Intellectual Property, Inventions and Patents. Mr. Tarola acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Mr. Tarola (whether alone or jointly with others) during the Advisory Period, whether before or after the date of this Agreement (“Work Product”), shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended) and belong exclusively to the Company. To the extent that any Work Product is not deemed to be a “work made for hire” under applicable law, Mr. Tarola hereby (i) irrevocably assigns, transfers and conveys, to the full extent permitted by applicable law, all right, title and interest therein and thereto on a worldwide basis (including, without limitation, rights under patent, copyright, trademark, trade secret, unfair competition and related laws) to the Company, and (ii) waives any moral rights therein to the fullest extent permitted under applicable law. Mr. Tarola shall promptly disclose substantial Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company (whether during or after the Advisory Period) to establish and confirm such title and ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

7. Trade Secrets Disclosure. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

8. Confidentiality.

(a) Mr. Tarola agrees to keep strictly confidential all information conveyed by the Company or the Sponsor to Mr. Tarola in connection with this Agreement, in whatever form, whether written, electronic or oral, hereinafter referred to as the “Confidential Information”, and to refrain from using the same except as expressly provided herein. “Confidential Information” shall include, without limitation, (i) all analyses, compilations, reports, forecasts, studies, interpretations or other documents prepared by Mr. Tarola, (ii) the existence of this Agreement, a possible initial business combination or discussions thereof, the identity of any parties involved in such possible initial business combination, and all other information provided in connection therewith, and (iii) that Mr. Tarola have received or will receive any Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include information that (i) is or becomes available to Mr. Tarola on a non-confidential basis from a source other than the Company, provided that such other source is not actually known by the Company to be bound by an obligation of confidentiality or non-use with respect to such information, (ii) is or becomes available to the public from a source other than Mr. Tarola or (iii) is independently developed by Mr. Tarola without the use of or reference to any Confidential Information.

(b) Mr. Tarola shall (i) protect and safeguard the confidentiality of the Confidential Information with at least the same degree of care as Mr. Tarola would protect their own Confidential Information, (ii) not use the Confidential Information, or permit it to be accessed or used, for any purpose other than to perform its obligations under this Agreement, or otherwise in any manner to the Company’s detriment, (iii) not disclose such Confidential Information to any person or entity, except to certain individuals that Mr. Tarola reasonably determines (x) need to know the Confidential Information to assist Mr. Tarola, or act on his behalf, to exercise its rights or perform its obligations under this Agreement, (y) are informed by Mr. Tarola of the confidential nature of the Confidential Information and (z) are subject to the confidentiality duties or obligations of Mr. Tarola that are no less restrictive than the terms and conditions of this Agreement, and (iv) be responsible for any breach of this Agreement caused by any such individuals; provided that Mr. Tarola shall not have any liability to the extent such individuals have signed a joinder to this Agreement or a separate confidentiality agreement with or in favor of the Company.

(c) Mr. Tarola may disclose Confidential Information as required under applicable federal, state or local law, regulation or valid order issued by a court or governmental agency of competent jurisdiction, provided that Mr. Tarola shall first provide, to the extent legally permissible, the Company with (i) prompt written notice of such requirement so that the Company may seek a protective order or other remedy and (ii) reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure.

9. Tax Returns. Mr. Tarola, in his capacity as such, shall not be considered an agent or employee of the Company for federal income tax, unemployment insurance tax or similar purposes. Mr. Tarola acknowledges that the Company makes no warranties as to any tax consequences regarding payment of any amounts pursuant to this Agreement or any other payments by or at the direction of the Company in respect of Mr. Tarola’s services pursuant to this Agreement, and acknowledges that the determination of any tax liability or other consequences of any payment made hereunder is Mr. Tarola’s sole and complete responsibility. Mr. Tarola shall file all tax returns and reports required to be filed by Mr. Tarola on the basis that Mr. Tarola is an independent contractor, rather than an employee, as defined in Treasury Regulation §31.3121(d)-1(c)(2). The intent of the Parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Mr. Tarola by Code Section 409A or damages for failing to comply with Code Section 409A.

10. Mr. Tarola’s Representations. Mr. Tarola represents and warrants to the Company that (a) Mr. Tarola’s execution, delivery and performance of this Agreement do not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which Mr. Tarola is a party or by which Mr. Tarola is bound, (b) Mr. Tarola is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity in conflict with this Agreement and (c) on the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Mr. Tarola’s, enforceable in accordance with its terms.

11. Company Representations. The Company represents and warrants to Mr. Tarola that (a) Company’s execution, delivery and performance of this Agreement do not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which Company is a party or by which Company is bound, and (b) on the execution and delivery of this Agreement by Mr. Tarola, this Agreement shall be the valid and binding obligation of Company, enforceable in accordance with its terms.

12. Trust Account Release. Reference is made to the final prospectus of the Company, dated as of December 3, 2025 and filed with the SEC (File No. 333-291300) on December 4, 2025 (the “Prospectus”). Mr. Tarola hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its IPO and from certain private placements occurring simultaneously with the Company’s IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Tarola hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Claims”). Mr. Tarola hereby irrevocably waives any Trust Account Claims that it may have against the Trust Account (including, without limitation any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement) provided, that nothing in this Section 12 shall preclude (x) any action, claim, suit or proceeding of any kind by Mr. Tarola against the Company or any of its affiliates (except and solely to the extent seeking recourse against the Trust Account) seeking recourse against or recovery from any assets or monies of the Company outside the Trust Account or (y) a claim by Mr. Tarola in or to monies released from the Trust Account upon the completion of the Transaction, excluding monies released from the Trust Account to be paid to the Company’s public shareholders as a result of their exercise of their redemption rights pursuant to the Company’s amended and restated memorandum and articles of association. Mr. Tarola agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter into this Agreement, and Mr. Tarola further intends and understands such waiver to be valid, binding and enforceable against Mr. Tarola and each of its affiliates under applicable law.

13. Acknowledgments. Each Party acknowledges and agrees that (a) such Party has been given ample opportunity to consult, and has consulted, with independent tax, legal, accounting and other advisors and counsel regarding such Party’s rights and obligations under the this Agreement, all of which are hereby voluntarily and willingly agreed to by such Party and (b) to such Party’s knowledge, the terms of this agreement are customary in the Company’s industry.

14. Limitation of Liability. To the maximum extent not prohibited by applicable law, neither Mr. Tarola nor Right Advisory nor any of their affiliates, nor any of their respective stockholders, members, managers, partners, directors, officers, employees, principals, advisors, agents, representatives and/or controlling persons (collectively, the “Indemnitees”) shall be liable to the Company or its affiliates for any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost or other expense (including, without limitation, legal fees and expenses) (collectively “Liabilities”) directly or indirectly (whether direct or indirect, in contract or tort or otherwise) arising out of, related to, caused by, based upon or in connection with the performance of services contemplated by this Agreement unless, but only to the extent, that such Liability shall be proven to result from the willful misconduct of Mr. Tarola or any such Indemnitee, or a material breach of this Agreement by Mr. Tarola. Except as set forth in Section 10, Mr. Tarola makes no representations or warranties, express or implied, in respect of the services provided by any Indemnitee. In no event will any Indemnitee be liable to the Company or its affiliates (a) for any special, exemplary, indirect, punitive, incidental or consequential damages, including, without limitation, loss of profits or savings or lost business, whether or not such damages are foreseeable or such Indemnitee has been advised of the possibility of such damages or (b) in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise), unless, but only to the extent, that such Liability shall be proven in a final non-appealable judgement of a court of competent jurisdiction to result from the willful misconduct of Mr. Tarola or any such Indemnitee, or a material breach of this Agreement by Mr. Tarola or any such Indemnitee. Under no circumstances will the aggregate of any and all Liabilities of the Indemnitees exceed the aggregate of the fees actually paid to Mr. Tarola hereunder.

15. Indemnification. To the maximum extent not prohibited by applicable law, the Company shall reimburse, defend and indemnify the Indemnitees for, and hold each of them harmless from and against, any Liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company, Mr. Tarola or any of the Indemnitees, except to the extent proven to result directly and primarily from the willful misconduct of Mr. Tarola or any such Indemnitee, or a material breach of this Agreement by Mr. Tarola or any such Indemnitee, or (b) any act or omission made at the direction of the Company (collectively, the items in clauses (a) and (b) above, “Claims”). The Company and its affiliates shall jointly and severally defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company or any of its affiliates, or any Indemnitee or in which any Indemnitee may be impleaded with others upon any Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by any Indemnitee unless, but only to the extent, that such Claim shall be proven a final non-appealable judgement of a court of competent jurisdiction to result from the willful misconduct of Mr. Tarola or any such Indemnitee, or a material breach of this Agreement by Mr. Tarola or any such Indemnitee. The Company agrees that (i) it is the indemnitor of first resort and (ii) it shall be required to advance expenses and indemnify the Indemnitees pursuant to the terms of this Section 15 and the organizational documents of the Company (or any other agreement between the Company and the Indemnitees), without regard to any rights the Indemnitees may have against the Company.

16. Assignment. This Agreement may be assigned by the Company to any affiliates of the Company. Mr. Tarola may not assign or delegate his obligations to perform future services for the Company without the Company’s prior written consent. In the event of any reorganization, consolidation or similar transaction involving the Company, unless the definitive documentation effectuation such transaction provides otherwise, this Agreement shall automatically be deemed assigned and assumed by any successor of the Company.

17. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Mr. Tarola in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Mr. Tarola of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

18. Governing Law. The law of the state of Delaware shall govern (a) all claims, controversies or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the state of Delaware.

19. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

20. Construction and Interpretation; Definitions. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (w) any definition of or reference to any agreement, statute, regulation, instrument or other document herein shall be construed as referring to such agreement, statute, regulation, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (x) any reference herein to any person shall be construed to include such person’s successors and assigns, (y) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (z) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise noted. The descriptive headings of the sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement. Unless otherwise indicated herein, determinations made by the Company shall be made in the Company’s sole discretion. Capitalized terms used but not defined herein have the meanings given to them in the Company’s limited liability company agreement. “Business” means the business of the Company or the Sponsor and any other business, segment or market entered into by the Company or the Sponsor after the date hereof (whether organically or through acquisition).

21. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given on delivery in person, by email, by nationally recognized overnight delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at such address as such Party has specified from time to time.

22. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

23. Counterparts. This Agreement may be executed in counterparts and delivered via email.

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The undersigned have executed this Agreement as of February 20, 2026, with an effective date of October 31, 2025.

/s/ Robert M. Tarola
Robert M. Tarola

RIGHT ADVISORY LLC

By:	/s/ Robert M. Tarola
Name:	Robert M. Tarola
Its:	President

Safeguard Acquisition CORP.

By:	/s/ Mark Gottfredson
Name:	Mark Gottfredson
Its:	Chief Executive Officer

{Consulting Agreement – R. Tarola}